TRANSITION AND RETIREMENT AGREEMENT This Transition and Retirement Agreement (“Agreement”) is entered into by and between Michael Burger (“Executive”) and FARO Technologies, Inc. (“Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”) as of May 12, 2023 (the “Effective Date”). RECITALS WHEREAS, Executive is employed by the Company as its President and Chief Executive Officer (“CEO”); WHEREAS, Executive and the Company entered into an Employment Agreement on April 5, 2019, which became effective June 17, 2019 (the “Employment Agreement”) and an Intellectual Property and Confidentiality Agreement and Non-Competition And Non-Solicitation Addendum To Intellectual Property And Confidentiality Agreement each on June 18, 2019 (both such agreements together, the “Confidentiality Agreement”); WHEREAS, , the Parties wish to confirm the obligations under the Officer Indemnification Agreement (the “Indemnification Agreement”) attached hereto as Exhibit A. WHEREAS, the Company granted Executive certain time-based and performance-based restricted stock unit awards covering shares of the Company’s common stock (“Shares”) that are outstanding as of the Effective Date (the “Equity Awards”), pursuant to the terms and conditions of the 2014 Incentive Plan and 2022 Equity Incentive Plan (as applicable, the “Plan”) and the applicable award agreements thereunder (collectively, the “Equity Documents”), as summarized in Schedule 1 attached hereto; WHEREAS, Executive has indicated to the Company his desire to retire and voluntarily terminate his employment with the Company, and both Executive and the Company would like to provide for an orderly transition of Executive’s duties and responsibilities; WHEREAS, the Parties desire that Executive become a transitional CEO upon the Effective Date, and thereafter transition into an advisory role on the Transition Date (defined below) whereby he will provide certain transition and advisory services to the Company through the Retirement Date (defined below); and WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the Chair of the Board is the Company’s principal executive officer as of May 4, 2023, and is engaged in a process to identify a permanent Chief Executive Officer. DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

- 2 - NOW, THEREFORE, in consideration of Executive’s and the Company’s execution of this Agreement and the mutual promises made herein, the Company and Executive hereby agree as follows: COVENANTS 1. Consideration. (a) Transition Period Employment. Upon the Effective Date, Executive will continue in the following employment roles (the period beginning on the Effective Date and ending on (and inclusive of) the Retirement Date are referred to as the “Transition Period”): (i) Continued CEO Role. As of and following the Effective Date, Executive will continue serving as CEO until June 30, 2023 (“Transition Date”). In this role, Executive will continue to serve as CEO, but he will report to the Chair of the Board and will assist in the transition of his duties and responsibilities to the Chair of the Board. As of the Effective Date, Executive hereby agrees and acknowledges that Executive has resigned as a member of the Board. Executive agrees to take such actions and execute documents that the Company reasonably requests to effectuate his resignation as a member of the Board. (ii) Strategic Advisor Role. As of the Transition Date, Executive will transition into a Strategic Advisor role with the Company, through June 30, 2024, subject to the terms of this Agreement (the “Scheduled Retirement Date” and the actual final day of such employment, the “Retirement Date”). As Strategic Advisor, Executive will provide services relating to the transition of his role, any reasonably requested advisory services and guidance to the management team, and other such other similar services as reasonably requested by the Company’s then Chief Executive Officer (interim or permanent) or the Board. As of the Transition Date, Executive will be deemed to have resigned from any and all officer and director positions he holds with the Company and its affiliates and will not thereafter represent himself as being an officer or director of the Company or any of its affiliates for any purpose. Further, Executive agrees to take such actions and execute documents that the Company reasonably requests to effectuate such resignations. The Company agrees and acknowledges that during the period during which Executive is serving as Strategic Advisor to the Company that he may undertake other business opportunities (including, without limitation, serving on the board of directors of an entity), provided that such opportunities are not competitive with the Company and do not interfere in any material respect with his duties and responsibilities as a Strategic Advisor to the Company. Further, the Company agrees and acknowledges that the terms and conditions of the Indemnification Agreement will continue to apply to Executive during the entirety of the Transition Period and for such subsequent duration as provided in the Indemnification Agreement. (iii) At-Will Employment. During the Transition Period, Executive will continue to be a full-time, at-will employee and will be expected to perform the transition and other related duties referenced above to the reasonable satisfaction of the Chair of the Board, the Chief Executive Officer (interim or permanent), or the Board. For the avoidance of doubt, Executive’s employment with the Company may terminate at any time (including, without limitation, without transitioning to the Strategic Advisor role described above). For the avoidance of doubt, and as set forth in this Agreement, Executive may become entitled to certain separation payments depending on the nature of his termination of employment with the Company and his fulfilling the requirements to receive the separation payments. DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

- 3 - (iv) Compensation and Benefits. (A) Salary. The Company will continue to pay Executive’s base salary at his current rate during the Transition Period, less applicable withholdings, and in accordance with the Company’s regular payroll practices. For the avoidance of doubt, Executive’s base salary rate cannot be reduced by the Company during the Transition Period without Executive’s written consent. (B) Incentive Compensation. Subject to the Release Requirement discussed below, Executive will be eligible to receive his bonus under the Company’s short-term incentive plan (“STIP”) for the 2023 annual performance period, in the amount determined under the STIP based on the achievement of performance goals, which, if earned, would be paid at the time STIP bonuses are paid to other executives of the Company (the “2023 STIP Bonus”). For the avoidance of doubt, the 2023 STIP Bonus will not be prorated based on the portion of the 2023 annual performance period Executive serves as CEO. Subject to the Release Requirement discussed below, Executive will be entitled to participate in the STIP for the 2024 annual performance period in accordance with the terms and conditions of the STIP and on such terms and conditions as determined by the Talent, Development and Compensation Committee consistent with terms and conditions applicable to other senior executives of the Company, which will be prorated for the portion of the year that Executive serves as Strategic Advisor to the Company (the “2024 STIP Bonus”). The 2024 STIP Bonus, if earned, would be paid to Executive upon the later of (1) the time STIP bonuses are paid to other executives of the Company and (2) the date no later than five (5) business days following completion of the related Release Requirement as set forth in the immediately following paragraph. As a condition to receiving each of the 2023 STIP Bonus and 2024 STIP Bonus, Executive must (1) abide by the terms of this Agreement, in all material respects, and the material provisions of the Confidentiality Agreement, and (2) execute and not revoke a release of claims in favor of the Releasees (as defined in Section 3 of this Agreement) in substantially the form as the Separation Agreement (collectively, the “Release Requirement”) and (A) with respect to the 2023 STIP Bonus, such revisions to the same to reflect that Executive will continue employment with the Company following the payment of the 2023 STIP Bonus (assuming Executive is still employed with the Company at the time such release is executed), which release must become effective and irrevocable no later than August 1, 2024, and (B) with respect to the 2024 STIP Bonus, with such updates to reflect changes in applicable law in effect at the time of payment of the 2024 STIP bonus, which release must become effective and irrevocable no later than sixty (60) days following the date the 2024 STIP bonus is paid to senior executives of the Company generally. (C) Employee Benefits. Executive’s other Company employee benefits will continue during the Transition Period, subject to the terms of the applicable policies and plans. (D) Equity Awards. Executive will continue to vest under any outstanding Equity Awards during the Transition Period, subject to the terms and conditions of any applicable Equity Documents. Vesting of Equity Awards may accelerate as set forth in this Agreement and the Plan, as applicable. (E) No Involuntary Termination. Executive acknowledges that his continued employment during the Transition Period and the transition provided hereunder, does not trigger any separation for Good Reason, termination without Cause, or serve as grounds for a DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

- 4 - constructive termination, whether under the Employment Agreement, the Key Executive Change in Control and Severance Plan (the “Severance Plan”), the Equity Documents, or any other agreement with or plan or arrangement of the Company, or applicable law. (b) Early Separation During Transition Period. (i) Prior to the Scheduled Retirement Date. In the event that following the Effective Date and prior to the Scheduled Retirement Date, the Company terminates Executive’s employment without Cause (as defined below) (a “Without Cause Termination”), then, subject to Executive executing the Separation Agreement and Release (“Separation Agreement”) attached as Exhibit B, which must become effective and irrevocable within sixty (60) days following Executive’s termination of employment with the Company, Executive will be entitled to the following: (A) a lump sum payment equal to the base salary amounts Executive would have otherwise received through the Scheduled Retirement Date, less applicable withholdings, and in accordance with the Company’s regular payroll practices. (B) if such termination occurs prior to the payment of bonuses under the STIP for the 2023 and 2024 annual performance period, as applicable, the bonus or bonuses, as applicable, Executive would have otherwise received under the STIP for those annual performance periods had Executive remained employed by the Company through the date bonuses under the STIP for the 2023 and 2024 bonus period, as applicable, were otherwise paid, if at all, to other senior executives of the Company, which will be paid at the same time as bonuses under the STIP for the 2023 and 2024 annual performance periods, as applicable, are paid to other senior executives of the Company. (C) if Executive and any spouse and/or other dependents of Executive (“Family Members”) have coverage under the group health plan(s) sponsored by the Company on the day immediately before the date of the Without Cause Termination (such coverage, “Qualifying Health Coverage”), either reimbursement for the payments Executive makes, or direct payments by the Company to the applicable provider, at the Company’s election, of the premiums for medical, vision and dental coverage for Executive and Executive’s eligible dependents under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or comparable applicable state law (“COBRA”) (such reimbursements or direct payments, the “COBRA Severance”), through the Scheduled Retirement Date or until Participant has secured other employment that provides group health insurance coverage, whichever occurs first, subject to Executive timely electing COBRA coverage, remaining eligible for COBRA continuation coverage and, with respect to reimbursements, timely paying for COBRA coverage. Any COBRA reimbursements will be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy, provided further that Executive timely submits documentation to the Company substantiating Executive’s payments for COBRA coverage. (D) Equity Awards. a) Subject to clause b) below, any Equity Awards outstanding as of the date of termination of employment with the Company will vest as to the portion of those Equity Awards that were otherwise scheduled to vest through the Scheduled Retirement Date. DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

- 5 - b) If the Without Cause Termination occurs within twelve months following a Change in Control (as defined in the Severance Plan), then 100% of the unvested portion of Executive’s outstanding Equity Awards will vest immediately prior to such termination. Further, in the event the Without Cause Termination occurs prior to the occurrence of a Change in Control, the portion of the Equity Awards that has yet to vest as of the date of termination (after taking into account any vesting acceleration under clause a) immediately above) will remain outstanding through the Scheduled Retirement Date, and (1) if a Change in Control is consummated prior to or on the Scheduled Retirement Date, the remaining unvested Equity Awards will accelerate vesting immediately prior to the consummation of the Change in Control, and (2) if a Change in Control is not consummated prior to or on the Scheduled Retirement Date, the remaining unvested Equity Awards will terminate and be cancelled immediately after the Scheduled Retirement Date. The Parties agree that Executive will not be entitled to receive separation benefits under either Section 5 or Section 7 of the Employment Agreement, or under the terms of the Severance Plan, and no vesting acceleration provisions contained in the Equity Documents that might apply upon a termination of employment or service with the Company. For the avoidance of doubt, if the Equity Awards that are outstanding as of a Change in Control are not assumed, continued or substituted for in connection with a Change in Control (as provided for in Section 14.6(b) of the 2014 Incentive Plan and Section 3(c) of the 2022 Equity Incentive Plan), then 100% of the unvested Equity Awards as of the Change in Control will vest immediately prior to the consummation of the Change in Control. For purposes of this Agreement, “Cause” will have the same meaning as ascribed to that term under Section 6(c) of the Employment Agreement (which for clarity will incorporate the definition of Disability used in the Employment Agreement for purposes of the Cause definition). (c) Acknowledgement. Executive acknowledges that without this Agreement, Executive is otherwise not entitled to the consideration listed in this Section 1. 2. Equity Awards. Executive will be considered to have vested based on continued service up to the Retirement Date (subject to any vesting acceleration received pursuant to Section 1(b), and in each case contingent upon the terms of the Separation Agreement). Any unvested portions of the outstanding Equity Awards as of the Retirement Date will terminate as of that date (excluding any portion that may accelerate vesting or remain eligible for acceleration of vesting under Section 1(b)). All Equity Awards will continue to be governed by the terms and conditions of the Equity Documents. 3. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, “Releasees”). Executive, on Executive’s behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any Releasee arising from any omissions, acts, facts, or damages occurring up until and including the date Executive signs this Agreement, including, without limitation: DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

- 6 - a. any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship, including any claims related to the Employment Agreement or any other agreement with the Company; b. any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; c. any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits; d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, the following, each as may be amended, and except as prohibited by law: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the Florida Civil Rights Act (§§ 760.01 to 760.11, Fla. Stat.); the Florida Whistleblower Protection Act (§§ 448.101 to 448.105, Fla. Stat.); the Florida Workers' Compensation Retaliation provision (§ 440.205, Fla. Stat.); the Florida Minimum Wage Act (§ 448.110, Fla. Stat.); Article X, Section 24 of the Florida Constitution; and the Florida Fair Housing Act (§§ 760.20 to 760.37, Fla. Stat.); the Oregon Equality Act, the Oregon Age Discrimination Law, the Oregon Discrimination Against Injured Workers Law, the Oregon Disability Discrimination Law, the Oregon Family Leave Act, the Oregon Whistleblower Protection Statute, the Oregon Wage and Hour Law, the Oregon Equal Pay Law, the Oregon Minimum Wage and Employment Conditions Law, the Utah Right to Work Act, the Utah Drug and Alcohol Testing Act, the Utah Minimum Wage Act, the Utah Protection of Activities in Private Vehicles Act, the Utah Employment Selection Procedures Act, the Utah Occupational Safety and Health Act, and Utah Internet Employment Privacy Act; e. any and all claims for violation of the federal or any state constitution; f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Executive as a result of this Separation Agreement; and h. any and all claims for attorneys’ fees and costs. DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

- 7 - Executive agrees that the release set forth in this section will be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding anything to the contrary, the Company, on behalf of itself and its Releasees, acknowledges and agrees that (1) neither this Section 3 nor any other provision of this Agreement extends to or releases (A) any obligations under this Agreement, (B) any right Executive may have to unemployment compensation benefits or workers’ compensation benefits, (C) any current or future rights Executive has or may have to defense, indemnification (or similar protection) and/or insurance coverage due to his status as an officer, director or employee and/or former officer, director or employee of the Company or any subsidiary thereof, pursuant to this Agreement and any and all pre-existing or existing applicable contracts (including, without limitation, the Indemnification Agreement), insurance policies, articles of incorporation, by-laws, statutes, common law obligations or otherwise, (D) any claims Executive may have in his capacity as a shareholder of the Company, or (E) any claims that cannot be released as a matter of law and (2) Executives retains all of such rights and claims. Any disputed wage claims that are released herein will be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. 4. Trade Secrets and Confidential Information/Company Property. Executive acknowledges that, separate from this Agreement, Executive remains under continuing obligations to the Company under the Confidentiality Agreement. Executive agrees to return any documents and other items provided to him by the Company, developed or obtained by him in connection with his employment therewith, or otherwise belonging to the Company (excluding a copy of the Employee Handbook and personnel documents specifically relating to him), that may be requested by the Company, but in no event later than the Retirement Date. 5. Mutual Non-Disparagement. Subject to Section 6, from and after the Effective Date (including after the Retirement Date) Executive will not make any statements, whether orally or in writing, about the Company or any of its present or former officers, agents, directors, managers, employees, representatives, affiliates, shareholders, members, or any of their successors or assigns, or to engage in conduct, in either case which could reasonably be expected to adversely affect the reputation or business of the Company and/or any of its present or former officers, agents, directors, managers, employees, representatives, affiliates, shareholders, members, and each of their successors and assigns. Similarly, any executive officers and the Board as of the Effective Date through the Retirement Date (and only for so long as such individuals serve in those roles) will be directed not to make, and shall not make, any statements, whether orally or in writing, about Executive, or engage in conduct, in either case which could reasonably be expected to adversely affect the reputation or business of Executive. 6. Protected Activity Not Prohibited. Executive understands that nothing in this Agreement, or in any other agreement or policy of the Company (including, without limitation, the Confidentiality Agreement), will in any way limit or prohibit him from engaging in any Protected Activity. “Protected Activity” means (a) disclosing or discussing conduct, or the existence (but not the amount) of a settlement involving conduct, that Executive reasonably believes under Florida state, federal, or common law to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy (any of the foregoing, “Permitted Disclosures”); and/or (b) filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

- 8 - Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company confidential information to any parties other than the Government Agencies, unless such information relates solely to the subject matter of Permitted Disclosures, in which case its permissible disclosure is not limited to the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or privileged attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement, or in any other agreement or policy of the Company (including, without limitation, the Confidentiality Agreement), limits employees’ rights to discuss or disclose the terms, wages, and working conditions of their employment as protected by applicable law, including any rights under Section 7 of the National Labor Relations Act (or otherwise impairs employees from assisting other Company employees and/or former employees in the exercise of their rights under Section 7 of the National Labor Relations Act). 7. Indemnification Agreement. The Parties will execute and be obligated under, and subject to, the terms of the Indemnification Agreement. 8. Costs. The Parties will each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement and the Separation Agreement; provided, however, that the Company shall reimburse up to $5,000 of reasonable attorneys’ fees incurred by Executive in connection with the negotiation and preparation of this Agreement and the Separation Agreement. 9. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, AND ANY OF THE MATTERS HEREIN RELEASED, WILL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES WILL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN SEMINOLE COUNTY, FLORIDA, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

- 9 - ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR WILL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE FEDERAL RULES OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR WILL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR WILL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR WILL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION WILL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION WILL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY WILL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR WILL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT WILL GOVERN. 10. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Agreement. The Parties agree and acknowledge that the payments made pursuant to Section 1 of this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q). 11. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein. 12. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

- 10 - jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision or portion of provision, and this Agreement will be reformed, construed and enforced to best give effect to the intent of the Parties under this Agreement. 13. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s continued employment with the Company during the Transition Period and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company; provided, however, that this Agreement does not supersede the Equity Documents, except as they are otherwise modified or superseded herein, and the Confidentiality Agreements and Indemnification Agreement. 14. No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Chairman of the Board or a duly authorized member of the Board. 15. Governing Law. This Agreement will be governed by the laws of the State of Florida, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the arbitration section of this Separation Agreement will be governed by the FAA. Executive consents to personal and exclusive jurisdiction and venue in Florida. 16. Counterparts. This Agreement may be executed in counterparts and each counterpart will be deemed an original and all of which counterparts taken together will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature. 17. Voluntary Execution of Agreement. Executive understands and agrees that he executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party. Executive acknowledges that: (a) he has read this Agreement; (b) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel; (c) he understands the terms and consequences of this Agreement; (d) he is fully aware of the legal and binding effect of this Agreement; and (e) he has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement. [REMAINDER OF THIS PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS] DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

SIGNATURE PAGE TO TRANSITION AGREEMENT IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below. MICHAEL BURGER, an individual Dated: May 12, 2023 Michael Burger FARO TECHNOLOGIES, INC. Dated: May 12, 2023 By Yuval Wasserman Chairman of the Board DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

EXHIBIT A OFFICER INDEMNIFICATION AGREEMENT This Indemnification Agreement (“Agreement”) is entered into by and between FARO Technologies, Inc., a Florida corporation (the “Company”), and Michael Burger (“Indemnitee”) effective as of May 12, 2023. RECITALS WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company; WHEREAS, in order to induce Indemnitee to provide or continue to provide services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by law; WHEREAS, the Amended and Restated Articles of Incorporation (as amended and in effect from time to time, the “Charter”) and the Amended and Restated By-laws (as amended and in effect from time to time, the “Bylaws”) of the Company require indemnification of the officers and directors of the Company, and Indemnitee may also be entitled to indemnification pursuant to the Florida Business Corporation Act (the “FBCA”); WHEREAS, the Charter, the Bylaws and the FBCA expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification; WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining highly qualified persons such as Indemnitee is detrimental to the best interests of the Company’s shareholders; WHEREAS, it is reasonable and prudent for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law, regardless of any amendment or revocation of the Charter or the Bylaws, so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided in the Charter, the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder. NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows: 1. Services to the Company. Indemnitee has served as a director of the Company and continues to serve as an officer of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by law), in DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

A-2 which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. 2. Definitions. As used in this Agreement: (a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement; provided, however, that no Person who is a director or officer of the Company shall be deemed an Affiliate or an Associate of any other director or officer of the Company solely as a result of his or her position as director or officer of the Company. (b) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own” and have “Beneficial Ownership” of, any securities: (i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, Beneficially Owns (as determined pursuant to Rule 13d-3 of the Rules under the Exchange Act, as in effect on the date of this Agreement); (ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has: (A) the legal, equitable or contractual right or obligation to acquire (whether directly or indirectly and whether exercisable immediately or only after the passage of time, compliance with regulatory requirements, satisfaction of one or more conditions (whether or not within the control of such Person) or otherwise) upon the exercise of any conversion rights, exchange rights, rights, warrants or options, or otherwise; (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); or (C) the right to dispose of pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary arrangements with and between underwriters and selling group members with respect to a bona fide public offering of securities); (iii) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting or disposing of any securities of the Company; or (iv) that are the subject of a derivative transaction entered into by such Person or any of such Person’s Affiliates or Associates, including, for these purposes, any derivative security acquired by such Person or any of such Person’s Affiliates or Associates that gives such Person or any of such Person’s Affiliates or Associates the economic equivalent of ownership of an amount of securities due to the fact that the value of the derivative security is explicitly determined by reference to the price or value of such securities, or that provides such Person or any of such Person’s Affiliates or Associates an opportunity, directly or indirectly, to profit or to share in any profit derived from any change in the value of such securities, in any case without regard to whether (A) such derivative security conveys any voting rights in such securities to such Person or any of such Person’s Affiliates or Associates; (B) the derivative security is required to be, or capable of being, settled through delivery of such securities; or (C) such Person or any of such Person’s Affiliates or Associates may have entered into other transactions that hedge the economic effect of such derivative security; DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

A-3 Notwithstanding the foregoing, no Person engaged in business as an underwriter of securities shall be deemed the Beneficial Owner of any securities acquired through such Person’s participation as an underwriter in good faith in a firm commitment underwriting. (c) “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events: (i) Acquisition of Stock by Third Party. Any Person is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, provided that a Change in Control shall be deemed to have occurred if subsequent to such reduction such Person becomes the Beneficial Owner, directly or indirectly, of any additional securities of the Company conferring upon such Person any additional voting power; (ii) Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(c)(i), 2(c)(iii) or 2(c)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board; (iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or successor entity) more than 50% of the combined voting power of the voting securities of the surviving or successor entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving or successor entity; (iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale, lease, exchange or other transfer by the Company, in one or a series of related transactions, of all or substantially all of the Company’s assets; and (v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement. (d) “Corporate Status” describes the status of a person as a current or former director or officer of the Company or current or former director, manager, partner, officer, employee, agent or trustee of any other Enterprise which such person is or was serving at the request of the Company. DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

A-4 (e) “Enforcement Expenses” shall include all reasonable attorneys’ fees, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other out-of-pocket disbursements or expenses of the types customarily incurred in connection with an action to enforce indemnification or advancement rights, or an appeal from such action. Expenses, however, shall not include fees, salaries, wages or benefits owed to Indemnitee. (f) “Enterprise” shall mean any corporation (other than the Company), partnership, joint venture, trust, employee benefit plan, limited liability company, or other legal entity of which Indemnitee is or was serving at the request of the Company as a director, manager, partner, officer, employee, agent or trustee. (g) “Expenses” shall include all reasonable attorneys’ fees, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other out-of-pocket disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding. Expenses, however, shall not include amounts paid in settlement by Indemnitee, the amount of judgments or fines against Indemnitee or fees, salaries, wages or benefits owed to Indemnitee. (h) “Independent Counsel” means a law firm, or a partner (or, if applicable, member or shareholder) of such a law firm, that is experienced in matters of Florida corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company, any subsidiary of the Company, any Enterprise or Indemnitee in any matter material to any such party; or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. (i) “Person” shall mean (i) an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a trust, a business trust, a government or political subdivision, any unincorporated organization, or any other association or entity including any successor (by merger or otherwise) thereof or thereto, and (ii) a “group” as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. (j) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, regulatory or investigative nature, and whether formal or informal, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, manager, partner, officer, employee, agent or trustee of any Enterprise or by reason of any action taken by Indemnitee or of any action taken on his or her part while acting as a director or an officer of the Company or while serving at the DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

A-5 request of the Company as a director, manager, partner, officer, employee, agent or trustee of any Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement; provided, however, that the term “Proceeding” shall not include any action, suit or arbitration, or part thereof, initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement as provided for in Section 12(a) of this Agreement. 3. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee to the extent set forth in this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, fines, penalties, excise taxes, and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. 4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee to the extent set forth in this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Florida Court (as hereinafter defined) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Florida Court (as hereinafter defined) shall deem proper. 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement and except as provided in Section 7, to the extent that Indemnitee is a party to or a participant in any Proceeding and is successful in such Proceeding or in defense of any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. 6. Reimbursement for Expenses of a Witness or in Response to a Subpoena. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee, by reason of his or her Corporate Status, (i) is a witness in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party or (ii) receives a subpoena with respect to any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, the Company shall reimburse DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

A-6 Indemnitee for all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. 7. Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement: (a) to indemnify for amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such amounts under any insurance policy, contract, agreement or otherwise; (b) to indemnify for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law, or from the purchase or sale by Indemnitee of such securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002 (“SOX”); (c) to indemnify for any reimbursement of, or payment to, the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company pursuant to Section 304 of SOX or any formal policy of the Company adopted by the Board (or a committee thereof), or any other remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; (d) to indemnify with respect to any Proceeding, or part thereof, brought by Indemnitee against the Company, any legal entity which it controls, any director or officer thereof or any third party, unless (i) the Board has consented to the initiation of such Proceeding or part thereof and (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; provided, however, that this Section 7(d) shall not apply to (A) counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee or (B) any action brought by Indemnitee for indemnification or advancement from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company in the suit for which indemnification or advancement is being sought as described in Section 12; or (e) to provide any indemnification or advancement of expenses that is prohibited by applicable law (as such law exists at the time payment would otherwise be required pursuant to this Agreement). 8. Advancement of Expenses. Subject to Section 9(b), the Company shall advance the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made as incurred, and such advancement shall be made within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances (including any invoices received by Indemnitee, which such invoices may be redacted as necessary to avoid the waiver of any privilege accorded by applicable law) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s (i) ability to repay the expenses, (ii) ultimate entitlement to indemnification under the other provisions of this Agreement, and (iii) entitlement to and availability of insurance coverage, including advancement, payment or reimbursement of defense costs, expenses or covered loss under the provisions of any applicable insurance policy (including, without limitation, whether such advancement, payment or reimbursement is withheld, conditioned or delayed by the insurer(s)). The DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

A-7 obligation of the Company to make advances pursuant to this Section 8 shall be conditioned upon delivery to the Company of an undertaking in writing by or on behalf of Indemnitee in which Indemnitee undertakes to the fullest extent required by law to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein. Nothing in this Section 8 shall limit Indemnitee’s right to advancement pursuant to Section 12(e) of this Agreement. 9. Procedure for Notification and Defense of Claim. (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor specifying the basis for the claim, the amounts for which Indemnitee is seeking payment under this Agreement, and all documentation related thereto as reasonably requested by the Company. (b) In the event that the Company shall be obligated hereunder to provide indemnification for or make any advancement of Expenses with respect to any Proceeding, the Company shall be entitled to assume the defense of such Proceeding, or any claim, issue or matter therein, with counsel approved by Indemnitee (which approval shall not be unreasonably withheld or delayed) upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently employed by or on behalf of Indemnitee with respect to the same Proceeding; provided that (i) Indemnitee shall have the right to employ separate counsel in any such Proceeding at Indemnitee’s expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company and the Company has agreed, as part of such authorization to cover the cost of such separate counsel, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of such defense, (C) the Company shall not continue to retain such counsel to defend such Proceeding, or (D) a Change in Control shall have occurred, then the fees and expenses actually and reasonably incurred by Indemnitee with respect to his or her separate counsel shall be Expenses hereunder. (c) In the event that the Company does not assume the defense in a Proceeding pursuant to paragraph (b) above, then the Company will be entitled to participate in the Proceeding at its own expense. (d) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed). Without limiting the generality of the foregoing, the fact that an insurer under an applicable insurance policy delays or is unwilling to consent to such settlement or is or may be in breach of its obligations under such policy, or the fact that directors’ and officers’ liability insurance is otherwise unavailable or not maintained by the Company, may not be taken into account by the Company in determining whether to provide its consent. The Company shall not, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed), enter into any settlement which (i) includes an admission of fault of Indemnitee, any non-monetary remedy imposed on Indemnitee or any monetary damages for which Indemnitee is not wholly and actually indemnified hereunder or (ii) with DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

A-8 respect to any Proceeding with respect to which Indemnitee may be or is made a party or may be otherwise entitled to seek indemnification hereunder, does not include the full release of Indemnitee from all liability in respect of such Proceeding. 10. Procedure Upon Application for Indemnification. (a) Upon written request by Indemnitee for indemnification pursuant to Section 9(a), a determination, if such determination is required by applicable law, with respect to Indemnitee’s entitlement to indemnification hereunder shall be made in the specific case by one of the following methods: (i) by a majority vote of the disinterested directors, even though the disinterested directors represent less than a quorum of the Board; (ii) by a committee of disinterested directors designated by a majority vote of the directors; or (iii) if there are no disinterested directors or if the disinterested directors of the Board, by a majority vote of such disinterested directors, so direct, by Independent Counsel in a written opinion to the Board. For purposes hereof, disinterested directors are those members of the Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought. In the case that such determination is made by Independent Counsel, a copy of Independent Counsel’s written opinion shall be delivered to Indemnitee and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within thirty (30) days after such determination in accordance with Section 12(a)(iii). Indemnitee shall cooperate with the Independent Counsel or the Company, as applicable, in making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Independent Counsel or the Company, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company shall likewise cooperate with Indemnitee and Independent Counsel, if applicable, in making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel and Indemnitee, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Company and reasonably necessary to such determination. Any out-of-pocket costs or expenses (including reasonable attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in so cooperating with the Independent Counsel or the Company shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. (b) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a), the Independent Counsel shall be selected by the Board. Indemnitee may, within ten (10) days after written notice of such selection, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Florida Court (as hereinafter defined) has determined that such objection is without merit. If, in circumstances where an Independent Counsel is to be selected and within twenty (20) days after the later of (i) submission by Indemnitee of a written request for indemnification pursuant to Section 9(a), and (ii) the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected without objection, either Indemnitee or the Company may petition the Florida Court for resolution of any objection which shall DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

A-9 have been made by Indemnitee or the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Florida Court or by such other person as the Florida Court shall designate. The person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 10(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). (c) Notwithstanding anything to the contrary contained in this Agreement, the determination of entitlement to indemnification under this Agreement shall be made without regard to the Indemnitee’s entitlement to and availability of insurance coverage, including advancement, payment or reimbursement of defense costs, expenses or covered loss under the provisions of any applicable insurance policy (including, without limitation, whether such advancement, payment or reimbursement is withheld, conditioned or delayed by the insurer(s)). 11. Presumptions and Effect of Certain Proceedings. (a) To the extent permitted by applicable law, in making a determination with respect to entitlement to indemnification hereunder, it shall be presumed that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Company shall have the burden of proof and the burden of persuasion by clear and convincing evidence to overcome that presumption in connection with the making of any determination contrary to that presumption. (b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful. (c) Indemnitee shall be presumed to have acted in good faith if Indemnitee’s actions were based in good faith reliance on (i) the records or books of account of the Company or any other Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, officers, agents or employees of the Company or any other Enterprise in the course of their duties, or on information or records given or reports made to the Company or any other Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or such other Enterprise or (ii) with the advice of legal counsel for the Company or any other Enterprise selected with reasonable care by the Company or such other Enterprise. The provisions of this Section 11(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failure to act, of any director, manager, partner, officer, employee, agent or trustee of the Company, any subsidiary of the Company, or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 11(c) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

A-10 Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. 12. Remedies of Indemnitee. (a) Subject to Section 12(f), in the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(a) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification for which a determination is to be made other than by Independent Counsel, (iv) payment of indemnification or reimbursement of expenses is not made pursuant to Section 5 or 6 or the last sentence of Section 10(a) of this Agreement within thirty (30) days after receipt by the Company of a written request therefor (including any invoices received by Indemnitee, which such invoices may be redacted as necessary to avoid the waiver of any privilege accorded by applicable law) or (v) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Florida Court (as hereinafter defined) as to whether he or she is entitled to such indemnification or advancement. Alternatively, Indemnitee, at his or her option, may seek in arbitration (to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association) an award as to whether he or she is entitled to such indemnification or advancement. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing time limitation shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to so seek any such adjudication or award in arbitration. (b) In the event that a determination shall have been made pursuant to Section 10(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be. (c) If a determination shall have been made pursuant to Section 10(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. (d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. (e) The Company shall indemnify Indemnitee to the fullest extent permitted by law against any and all Enforcement Expenses and, if requested by Indemnitee, shall (within thirty DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

A-11 (30) days after receipt by the Company of a written request therefor) advance, as from time to time submitted, to the extent not prohibited by law, such Enforcement Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company in the suit for which indemnification or advancement is being sought. Each such written request for advancement shall include the respective invoices received by Indemnitee in connection with such Enforcement Expenses but, in the case of any invoice in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law need not be included with the respective invoice. (f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein. 13. Non-exclusivity; Survival of Rights; Insurance; Subrogation. (a) The rights of indemnification and to receive advancement as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Florida law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Charter, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, managers, partners, officers, employees, agents or trustees of the Company or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, manager, partner, officer, employee, agent or trustee under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Upon request of Indemnitee, the Company shall also promptly provide to Indemnitee: (i) copies of all of the Company’s potentially applicable directors’ and officers’ liability insurance policies, (ii) copies of such notices delivered to the applicable insurers, and (iii) copies of all subsequent communications and correspondence between the Company and such insurers regarding the Proceeding. DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

A-12 (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Company to bring suit to enforce such rights. (d) The Company’s obligation to provide indemnification or advancement hereunder to Indemnitee who is or was serving at the request of the Company as a director, manager, partner, officer, employee, agent or trustee of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement from such other Enterprise. 14. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee is no longer servicing the Company as either a director or an officer of the Company or (b) one (1) year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement hereunder and of any proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, but the failure of the successor to provide such written agreement shall not in any way limit the obligations of such successor under this Agreement. 15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. 16. Enforcement. (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as an officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer of the Company. (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Charter, DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

A-13 the Bylaws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder. 17. Modification and Waiver. No supplement, modification or amendment, or waiver of any provision, of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver. No supplement, modification or amendment of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such supplement, modification or amendment. 18. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification, reimbursement or advancement as provided hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise. 19. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (iii) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (iv) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received: (a) If to Indemnitee, at such address as Indemnitee shall provide to the Company. (b) If to the Company to: FARO Technologies, Inc. 250 Technology Park Lake Mary, Florida 32746 Attention: President or to any other address as may have been furnished to Indemnitee by the Company. 20. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Company and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transactions. 21. Internal Revenue Code Section 409A. The Company intends for this Agreement to comply with the indemnification exception under Section 1.409A-1(b)(10) of the regulations promulgated under the Internal Revenue Code of 1986, as amended (the “Code”), which provides that indemnification of, or the purchase of an insurance policy providing for payments of, all or part DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

A-14 of the expenses incurred or damages paid or payable by Indemnitee with respect to a bona fide claim against Indemnitee or the Company do not provide for a deferral of compensation, subject to Section 409A of the Code, where such claim is based on actions or failures to act by Indemnitee in his or her capacity as a service provider of the Company. The parties intend that this Agreement be interpreted and construed with such intent 22. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 12(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in a state court of the State of Florida or in the District Court for the Middle District of Florida, Orlando Division (any of such courts herein referred to as the “Florida Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Florida Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at the address set forth in Section 19 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Florida, (iv) waive any objection to the laying of venue of any such action or proceeding in the Florida Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Florida Court has been brought in an improper or inconvenient forum. 23. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. 24. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Delivery of an executed counterpart’s signature page of this Agreement, by facsimile, electronic mail in portable document format (.pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Agreement for all purposes. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. 25. Monetary Damages Insufficient/Specific Enforcement. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm (having agreed that actual and irreparable harm will result in not forcing the Company to specifically perform its obligations pursuant to this Agreement) and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Florida Court, and the Company hereby waives any such requirement of a bond or undertaking. DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

A-15 IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written. FARO TECHNOLOGIES, INC. By: Yuval Wasserman Chairman of the Board Name of Indemnitee: Michael Burger DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

EXHIBIT B SEPARATION AGREEMENT AND RELEASE This Separation Agreement and Release (“Separation Agreement”) is made by and between Michael Burger (“Executive”) and FARO Technologies, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”). Terms capitalized herein but not defined herein will have the meanings given to them in that certain Transition and Retirement Agreement, dated as of May 12, 2023 by and between the Parties (the “Transition Agreement”). RECITALS WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company. NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows: COVENANTS 1. Consideration. In consideration of Executive’s execution of this Separation Agreement, and contingent upon Executive’s fulfillment, in all material respects, of all of his obligations set forth herein, and provided Executive does not revoke the Separation Agreement under Section 6 below, the Company agrees as follows: a. Severance During the Transition Period. Provided Executive has met the conditions of Section 1(b)(i) of the Transition Agreement, the Company agrees to provide Executive with the following additional consideration: i. [Insert severance payments and benefits from Section 1(b)(i) of transition agreement depending on when termination occurs, as well as any earned but unpaid salary, bonus or unreimbursed expenses.] b. Acknowledgement. Executive acknowledges that without this Separation Agreement, Executive is otherwise not entitled to the consideration listed in this Section 1. 2. Equity Awards. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Executive is entitled to receive from the Company, pursuant to the vesting of outstanding Equity Awards, Executive will be considered to have vested only up to the Retirement Date (in addition to any vesting acceleration set forth in Section 1.a. of this Separation Agreement). All unvested shares subject to outstanding Equity Awards as of the Retirement Date will terminate on the Retirement Date (excluding, for avoidance of doubt, any shares for which vesting is accelerated under such Section 1.a. in connection with a Change in Control). Other than as set forth in Section 1.a. of this Separation Agreement, the Equity Awards will continue to be governed by the terms and conditions of the Equity Documents. DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

B-2 3. Benefits. Executive’s Company-sponsored group health insurance benefits for Executive and his eligible dependents will cease on the [last day of the month]1 in which he is employed by the Company, subject to his right of Executive and his eligible dependents to continue their health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA). Subject to Section 1.a. of this Separation Agreement with respect to any accelerated vesting of Equity Awards in connection with a Change in Control, Executive’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options and other equity-based awards, and the accrual of bonuses, vacation, and paid time off, ceased as of the Retirement Date. 4. Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Separation Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation that may be due to Executive, including any in connection with the Employment Agreement or otherwise. 5. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, “Releasees”). Executive, on Executive’s behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any Releasee arising from any omissions, acts, facts, or damages occurring up until and including the date Executive signs this Separation Agreement, including, without limitation: a. any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship, including any claims related to the Employment Agreement or any other agreement with the Company; b. any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; c. any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits; 1 Note: Company to confirm termination date per terms of the Company’s applicable health plan. DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

B-3 d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, the following, each as may be amended, and except as prohibited by law: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the Florida Civil Rights Act (§§ 760.01 to 760.11, Fla. Stat.); the Florida Whistleblower Protection Act (§§ 448.101 to 448.105, Fla. Stat.); the Florida Workers' Compensation Retaliation provision (§ 440.205, Fla. Stat.); the Florida Minimum Wage Act (§ 448.110, Fla. Stat.); Article X, Section 24 of the Florida Constitution; and the Florida Fair Housing Act (§§ 760.20 to 760.37, Fla. Stat.); the Oregon Equality Act, the Oregon Age Discrimination Law, the Oregon Discrimination Against Injured Workers Law, the Oregon Disability Discrimination Law, the Oregon Family Leave Act, the Oregon Whistleblower Protection Statute, the Oregon Wage and Hour Law, the Oregon Equal Pay Law, the Oregon Minimum Wage and Employment Conditions Law, the Utah Right to Work Act, the Utah Drug and Alcohol Testing Act, the Utah Minimum Wage Act, the Utah Protection of Activities in Private Vehicles Act, the Utah Employment Selection Procedures Act, the Utah Occupational Safety and Health Act, and Utah Internet Employment Privacy Act;2 e. any and all claims for violation of the federal or any state constitution; f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Executive as a result of this Separation Agreement; and h. any and all claims for attorneys’ fees and costs. Executive agrees that the release set forth in this section will be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding anything to the contrary, the Company, on behalf of itself and its Releasees, acknowledges and agrees that (1) neither this Section 5 nor any other provision of this Separation Agreement extends to or releases (A) any obligations under this Separation Agreement or under Section 4 or Section 16 under the Transition Agreement, (B) any right Executive may have to unemployment compensation benefits or workers’ compensation benefits, (C) any current or future rights Executive has or may have to defense, indemnification (or similar protection) and/or insurance coverage due to his status as an officer, director or employee and/or former officer, director or employee of the Company or any subsidiary thereof, pursuant to the Transition Agreement and any and all pre-existing or existing applicable contracts (including, without limitation, the Indemnification Agreement), insurance policies, articles of incorporation, by-laws, statutes, common law obligations or otherwise, (D) any claims Executive may have in his capacity as a shareholder of the Company, or (E) any claims that cannot be released as a matter of law and (2) Executives retains all of such rights and claims. Any disputed wage claims that are released herein will be subject to binding arbitration in accordance with this Separation Agreement, except as required by applicable law. 2 Note: List to be confirmed at time of termination DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

B-4 6. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Separation Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Separation Agreement; (b) he has twenty-one (21) days within which to consider this Separation Agreement; (c) he has seven (7) days following his execution of this Separation Agreement to revoke this Separation Agreement; (d) this Separation Agreement will not be effective until after the revocation period has expired; and (e) nothing in this Separation Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Separation Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that he has knowingly and voluntarily chosen to waive the time period allotted for considering this Separation Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the Chairman of the Company’s Board of Directors with a copy to its General Counsel that is received prior to the Effective Date. The Parties agree that changes to this Separation Agreement, whether material or immaterial, do not restart the running of the 21-day consideration period referenced above. 7. Unknown Claims. Executive acknowledges that he has been advised to consult with legal counsel and that he is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the releasee. Executive, being aware of said principle, agrees to expressly waive any rights he may have to that effect, as well as under any other statute or common law principles of similar effect. 8. No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees. 9. Trade Secrets and Confidential Information/Company Property. Executive acknowledges that, separate from this Agreement, Executive remains under continuing obligations to the Company under the Confidentiality Agreement. Executive’s signature below constitutes Executive’s certification that Executive has returned all documents and other items provided to Executive by the Company, developed or obtained by him in connection with his employment with the Company, or otherwise belonging to the Company (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to Executive), including any provided during the Transition Period. 10. No Cooperation. Subject to the “Protected Activity Not Prohibited” section below, Executive agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

B-5 directly to the ADEA waiver in this Separation Agreement. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within five (5) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive will state no more than that he cannot provide counsel or assistance. 11. Protected Activity Not Prohibited. Executive understands that nothing in this Agreement, or in any other agreement or policy of the Company (including, without limitation, the Confidentiality Agreement), will in any way limit or prohibit him from engaging in any Protected Activity. “Protected Activity” means (i) disclosing or discussing conduct, or the existence (but not the amount) of a settlement involving conduct, that Executive reasonably believes under Florida state, federal, or common law to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy (any of the foregoing, “Permitted Disclosures”); and/or (ii) filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company confidential information to any parties other than the Government Agencies, unless such information relates solely to the subject matter of Permitted Disclosures, in which case its permissible disclosure is not limited to the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement, or in any other agreement or policy of the Company (including, without limitation, the Confidentiality Agreement), constitutes a waiver of any rights Executive may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act. To be clear, nothing in this Agreement will be interpreted to impair or limit Executive’s or any other Company employee’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Executive or the Company’s other current or former employees, to the extent such activities are protected by Section 7 of the National Labor Relations Act. DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

B-6 12. No Admission of Liability. Executive understands and acknowledges that with respect to all claims released herein, this Separation Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive unless such claims were explicitly not released by the release in this Separation Agreement. No action taken by the Company hereto, either previously or in connection with this Separation Agreement, will be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party. 13. Costs. The Parties will each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Separation Agreement. 14. ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS SEPARATION AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, WILL BE SUBJECT TO ARBITRATION PURSUANT TO THE “ARBITRATION” SECTION IN THE TRANSITION AGREEMENT. 15. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Separation Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to Section 1 of this Separation Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q). 16. Section 409A. It is intended that this Separation Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Separation Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Payments under Section 1 of this Separation Agreement will be made no later than March 15, 202[●]. The Company and Executive will work together in good faith to consider either (a) amendments to this Separation Agreement; or (b) revisions to this Separation Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Releasees have any responsibility, liability or obligation to reimburse, indemnify or hold harmless Executive for any taxes that may be imposed, or other costs incurred, as a result of Section 409A.3 3 NTD: To be updated consistent with the severance benefits to be provided. DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

B-7 17. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Separation Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Separation Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein. 18. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Separation Agreement will continue in full force and effect without said provision or portion of provision, and this Agreement will be reformed, construed and enforced to best give effect to the intent of the Parties under this Agreement. 19. Entire Agreement. This Separation Agreement and the Sections of the Transition Agreement expressly referenced in this Separation Agreement represent the entire agreement and understanding between the Company and Executive concerning the subject matter of this Separation Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersede and replace any and all prior agreements and understandings concerning the subject matter of this Separation Agreement and Executive’s relationship with the Company. 20. No Oral Modification. This Separation Agreement may only be amended in a writing signed by Executive and the Company’s Chairman of the Board or a duly authorized member of the Board. 21. Governing Law. This Separation Agreement will be governed by the laws of the State of Florida, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the arbitration section of this Separation Agreement will be governed by the FAA. Executive consents to personal and exclusive jurisdiction and venue in Florida. 22. Effective Date. Executive understands that this Separation Agreement will be null and void if not executed by Executive within twenty-one (21) days. Each Party has seven (7) days after that Party signs this Separation Agreement to revoke it. This Separation Agreement will become effective on the eighth (8th) day after Executive signed this Separation Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”). 23. Counterparts. This Separation Agreement may be executed in counterparts and each counterpart will be deemed an original and all of which counterparts taken together will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Separation Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature. 24. Voluntary Execution of Agreement. Executive understands and agrees that he executed this Separation Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that: (a) he has read this Separation Agreement; (b) he has been represented in the preparation, negotiation, and execution of this Separation Agreement by legal counsel of Executive’s own choice or has elected DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

B-8 not to retain legal counsel; (c) he understands the terms and consequences of this Separation Agreement and of the releases it contains; (d) he is fully aware of the legal and binding effect of this Separation Agreement; and (e) has not relied upon any representations or statements made by the Company that are not specifically set forth in this Separation Agreement. [REMAINDER OF THIS PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS] DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

IN WITNESS WHEREOF, the Parties have executed this Separation Agreement on the respective dates set forth below. MICHAEL BURGER, an individual Dated: ________________, 202__ Michael Burger FARO TECHNOLOGIES, INC. Dated: ________________, 202__ By [Name] [Title] DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

DocuSign Envelope ID: 79C7F71E-244E-4428-8460-94331D9FA722

SCHEDULE 1

EQUITY AWARD SUMMARY

Type of Equity Award	Plan	Equity Award Grant Date	Grant ID Number	Number of Shares of Company Common Stock Subject to Equity Award at Grant	Number of Shares of Company Common Stock Subject to Equity Award that Have Vested Through Effective Date	Number of Shares of Company Common Stock Subject to Equity Award That Will Have Vested Through Retirement Date(1)
RSU	(A)	2/19/2021	RSU21-01	11,930	7,953	11,930
RSU	(A)	3/14/2022	RSU22-19	25,196	8,398	16,797
RSU	(B)	3/1/2023	RSU23-004	57,358	0	19,119
PSU	(A)	2/19/2021	PSU21-874	11,931(2)	0	TBD(3)
PSU	(A)	3/14/2022	PSU22-18	25,196(2)	0	0(4)
PSU	(B)	3/1/2023	PSU23-002	86,038(2)	0	0(4)

(1) For purposes of this Equity Award Table, the Retirement Date is assumed to occur on the Scheduled Retirement Date, which is June 30, 2024. If the Retirement Date occurs earlier than the Scheduled Retirement Date, the Company will revise this Equity Award Table in accordance with the Equity Documents to reflect the actual vesting status of Executive's Equity Awards as of the actual Retirement Date. Awards shown in the table are subject to any vesting acceleration that Executive may receive pursuant to Section 1.b. of the Agreement, and contingent upon the terms and conditions of the Agreement.

(2) Represents number of shares that may become eligible to vest assuming achievement of the applicable performance criteria at the target levels. The actual number of shares that may become eligible to vest may be lower or higher than the target level amount based on the terms of the applicable Equity Documents and whether the applicable performance criteria are achieved at the threshold level or the maximum level, respectively.

(3) Shares subject to this performance-based restricted stock unit award are scheduled to vest on February 19, 2024, but only to the extent the applicable performance criteria have been achieved and subject to Executive's continued employment through the vesting date (or may vest pursuant to any applicable vesting acceleration as referenced in footnote (1) above and set forth in the Agreement to which this Schedule is attached).

(4) Shares subject to this performance-based restricted stock unit award, to the extent the applicable performance criteria otherwise would be achieved, are scheduled to vest on a date occurring after the Scheduled Retirement Date. Accordingly, none of the shares subject to this award will have vested through the Scheduled Retirement Date, except to the extent any applicable vesting acceleration (as referenced in footnote (1) above and set forth in the Agreement to which this Schedule is attached) has occurred.

(A) 2014 Incentive Plan
(B) 2022 Equity Incentive Plan